                                                                 Exhibit 10(iii)

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our reports dated February 19, 2008 and February 14, 2007, on the separate financial statements of CMG Mortgage Insurance Company and CMG Mortgage Assurance Company for the years ended December 31, 2007 and 2006, respectively, in the Registration Statement (Form N-4) and related Prospectus of CUNA Mutual Variable Annuity Account of CUNA Mutual Insurance Society.


/s/ Ernst & Young LLP

Los Angeles, California
April 23, 2008